UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 23, 2024

SPYRE THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37722	46-4312787
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

221 Crescent Street Building 23 Suite 105
Waltham, Massachusetts	02453
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 617 651-5940

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 Par Value	SYRE	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02.	Unregistered Sales of Equity Securities

On April 23, 2024, Spyre Therapeutics, Inc. (the “Company”) entered into an exchange agreement (the “Exchange Agreement”) with an existing stockholder (the “Stockholder”), pursuant to which the Stockholder agreed to exchange an aggregate of 90,992 shares of the Company’s Series A Non-Voting Convertible Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), for an aggregate of 3,639,680 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) (the “Exchange”).

The Common Stock issued in connection with the Exchange were issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration contained in Section 3(a)(9) of the Securities Act.

Immediately following the closing of the Exchange on April 25, 2024, the Company had a total of (i) 40,279,414 shares of Common Stock outstanding, (ii) 346,045 shares of Series A Preferred Stock outstanding, which are convertible into 13,841,800 shares of Common Stock and (iii) 271,625 shares of Series B Non-Voting Convertible Preferred Stock outstanding, which are convertible into 10,865,000 shares of Common Stock.

The foregoing description of the Exchange Agreement is not complete and is qualified in its entirety by reference to the full text of the Exchange Agreement in substantially the form filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Exchange Agreement, dated April 23, 2024, by and between the Company and Fairmount Healthcare Fund II L.P.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 25, 2024	SPYRE THERAPEUTICS, INC.

	By:	/s/ Cameron Turtle
Cameron Turtle Chief Executive Officer